UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29313	20-0121007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Headquarters Plaza, 10th Floor, Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 973-644-0900

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

On November 27, 2006, Crystal International Travel Group, Inc. (the “Company”) executed definitive agreements for the purchase by a large, institutional accredited investor (the “Investor”) of $400,000 of principal amount of 12% secured promissory note of the Company (the “Note”) with all principal and interest due on May 31, 2007.

To secure the Investor’s obligations under the Note, the Company granted the Investor a security interest in substantially all of its assets, including without limitation its intellectual property, on the terms and conditions of a Security Agreement (the “Security Agreement”) dated as of November 27, 2006. The security interest granted under the Security Agreement terminates immediately upon payment or satisfaction of all of the Company’s obligations under the Note.

In connection with the issuance of the Note, the Company issued to the Investor a warrant (the “Warrant”) to purchase 400,000 shares of the Company’s common stock, $.0001 par value (the “Common Stock”) at an exercise price of $0.10.  The exercise price of the Warrant is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger or, in certain circumstances, the issuance of additional equity securities for consideration less than the respective exercise prices.  Additionally, the Company will cancel all warrants granted to the Investor on May 2, 2006 in connection with the financing described in the Current Report on Form 8-K filed on May 9, 2006.  The Company also granted the Investor 1,000,000 restricted shares of Common Stock (the “Shares”).  The Shares have piggy-back registration rights, provided that such rights do not conflict with any current contractual obligations of the Company.

As of the date of this filing, the Company received net proceeds of $400,000.

To induce the current holders of a first lien on the Company’s assets to subordinate their security interest to the Investor, the Company granted warrants to purchase an aggregate of 5,250,000 shares of Common Stock with an exercise price of $0.20 (the “Subordination Warrants”). The Subordination Warrants have no registration rights.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The sale of the Warrant, Shares and Subordination Warrants to the Investor was made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Act.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the documents attached to this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

4.1 Form of Warrant to Purchase Shares of Common Stock issued by Crystal International Travel Group, Inc. to investor as of November 27, 2006 attached hereto.

10.1 Form of Secured Note and Warrant Purchase Agreement among Crystal International Travel Group, Inc. and investor as of November 27, 2006 attached hereto.

10.2 Form of Secured Promissory Note Agreement issued by Crystal International Travel Group, Inc. to investor November 27, 2006 attached hereto.

10.3 Form of Security Agreement dated as of November 27, 2006, among Crystal International Travel Group, Inc. and investor November 27, 2006 attached hereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 1, 2006.

Crystal International Travel Group, Inc.

By:	/s/ Fabrizzio Busso Campana
Fabrizzio Busso Campana
Chief Executive Officer

December 1, 2006